EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77D:
  Policies with respect to security investments

EXHIBIT B:
  Attachment to item 77E:
  Legal Proceeding

EXHIBIT C:
  Attachment to item 77Q3:
  Clarification of certain NSAR information
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EXHIBIT A:
Item 77 D - Insert

Scudder Investments VIT Funds--N-SAR

At the February 2004 Board meeting, the Board of Trustees of Real Estate Securities Portfolio approved a non-fundamental investment policy affecting certain funds participating as "underlying funds" in a fund of funds structure. The non-fundamental investment policy is that each underlying fund may not itself become a fund of funds.
Real Estate Securities Portfolio is an underlying fund.

At the April 2004 Board meeting, the Board of Trustees of
Real Estate Securities Portfolio approved changing the investment composition of the portfolio by increasing the number of REITs in which the portfolio can invest.



EXHIBIT B:
Regulatory Update

As previously reported in the press, a number of private lawsuits have been filed including purported class action and derivative lawsuits, making various allegations and naming as defendants various persons, including certain Scudder funds, Deutsche Asset Management ("DeAM") and its affiliates, certain individuals, including in some cases Fund Trustees, and other parties. DeAM has undertaken to bear all liabilities and expenses incurred by the Scudder funds in connection with these lawsuits, or other lawsuits or regulatory actions that may be filed making allegations similar to these lawsuits regarding fund valuation, market timing, revenue sharing or other subjects of the pending inquires. Based on currently available information, DeAM believes that the likelihood that the pending lawsuits will have a material adverse financial impact on a Scudder fund is remote and such actions are not likely to materially affect its ability to perform under its investment management agreements with the Scudder funds.

The following purported class action lawsuits have been filed:
(1) On September 16, 2003, in the Circuit Court for Madison County, Illinois entitled Potter v. Janus Investment Fund, et al. Defendants include, among others, Deutsche Investment Management Americas ("DIMA"), Inc. and Scudder International Fund. (2) On January 22, 2004, in the United States District Court for the Southern District of New York entitled Smith v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, Deutsche Bank AG ("DB AG"), Deutsche Asset Management, Inc. ("DeAM"), DIMA, Inc., Scudder Investments, and Scudder funds. (3) On January 23, 2004, in the United States District Court for the Southern District of New York entitled Malone v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder Funds. (4) On January 26, 2004, in the United States District Court for the Southern District of New York entitled Driscoll v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (5) On January 29, 2004, in the United States District Court for the Southern District of New York entitled Atassi v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (6) On February 10, 2004, in the United States District Court for the Southern District of New York entitled Walker v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds.
(7) On February 12, 2004, in the United States District Court for the Southern District of New York entitled McKenna v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (8) On February 18, 2004, in the United States District Court for the Southern District of New York entitled Atassi v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (9) On February 25, 2004, a lawsuit in the United States District Court for the Southern District of New York entitled Chin v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (10) On February 25, 2004, in the United States District Court for the Southern District of New York entitled Doiron v. Scudder Advisor Funds, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (11) On March 17, 2004, in the United States District Court for the Southern District of New York entitled Chorne v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (12) On March 18, 2004, in the United States District Court for the Southern District of New York entitled Mocock v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds.

The following derivative lawsuits have been filed:
(1) On February 2, 2004, in the United States District Court for the Eastern District of New York entitled Hinton v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, certain Directors/Trustees of the Scudder funds, and the CEO of DIMA, Inc. (2) On March 3, 2004, in the United States District Court for the Eastern District of New York entitled Weiser v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, certain Directors/Trustees of the Scudder funds, and the CEO of DIMA, Inc. (3) On March 5, 2004, in the United States District Court for the Eastern District of New York entitled Clark v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, certain Directors/Trustees of the Scudder funds, and the CEO of DIMA, Inc. (4) On June 7, 2004, in the United States District Court for the District of Delaware entitled Persall v. DeAM, Inc. Defendants include, among others, DeAM, Inc., DIMA, Inc., and certain Directors/Trustees of the Scudder funds.

The following combined purported class action and derivative lawsuit has been filed include: (1) On March 10, 2004, in the United States District Court for the Southern District of New York entitled Walker v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and certain Directors/Trustees of the Scudder funds. (2) On May 6, 2004, in the United States District Court for the Southern District of New York entitled Mazza v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and certain Directors/Trustees of the Scudder funds.



EXHIBIT C:
Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items completely, we are including the following:


                       STATE STREET
                  GLOBAL CUSTODY NETWORK
                       SUBCUSTODIANS

Vietnam      The Hongkong and Shanghai Banking Corporation
             Limited, Ho Chi Minh City

Zambia       Barclays Bank of Zambia PLC, Lusaka

Zimbabwe     Barclays Bank of Zimbabwe Limited, Harare


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DEUTSCHE BANK BROKER/DEALER AFFILIATES LIST
Name of Entity

Brokers to be included in Exhibit
AsiaBondPortal
Bank Inicjatyw Spoleczno-Ekonomicznych SA
BondsinAsia
BT Opera Trading S.A.
DB Securities S. A.
DBS Finance S. A.
IBOXX Ltd.
K & N Kenanga Bhd
Kenanga Deutsche Futures
Kenanga Deutsche Futures Sdn Bhd
MaxBlue Investimentos Distribuidora de Titulos e Valores Mobili rios
S.A.
Minex Corporation
Morgan Grenfell & Co Limited
Morgan Grenfell Private Equity Limited
Morgan Grenfell Securities
Mortgage Ramp
MTS Japan Securities Co. Ltd.
Nissay Deutsche Asset Management Europe Limited
"Osaka Stock Exchange Co., Ltd."
OTC Deriv Limited
Paladin Australia Limited
Pro Capital Spolka Akcyjna
PT Bina Tatalaksana Pasifik
PT BT Prima Securities Indonesia
PT Deutsche Securities Indonesia
"Rued, Blass & Cie AG Bankgeschaeft"
Swapswire Limited
Teleogic Limited
Tokai Deutsche Asset Management Limited
United Financial Group
Volbroker.com Limited
Yensai.com
Yieldbroker Pty Ltd.